Exhibit 99.3
For Immediate Release
Local.com® Corporation Announces Stock Repurchase Program
IRVINE, Calif., August 5, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that its board of directors has authorized a stock repurchase program of up to $2 million of its outstanding common stock.
“We believe that the recent speculation surrounding the company is without merit and fails to reflect our fundamental operational and financial performance over the past six quarters. This stock repurchase program demonstrates the board of directors’ confidence in the company’s ability to execute its growth strategy. We are projecting compound annual revenue growth of nearly 60% for 2010, on the back of nearly 50% growth in 2009. We continue to execute well in this fast growing market and are making the strategic decisions we believe will allow us to solidify our position as a leader in this sector,” said Heath Clarke, Local.com chairman and chief executive officer.
“Last week we reported second quarter revenue and adjusted net income that met and exceeded our updated guidance from early June. Yesterday we reaffirmed our third quarter guidance of $23 to $23.5 million in revenue with adjusted net income of $3.5 to $3.6 million, or $0.20 to $0.21 per diluted share. It is important to note that our third quarter guidance includes a $0.02 per share cost as a result of our OCTANE360 acquisition and also includes the cost of significant investments we are making to secure the long-term future of our company.”
As of June 30, 2010, the company had $15 million in cash, and approximately 16.6 million shares of common stock outstanding. The share repurchase program authorizes Local.com to repurchase shares from time to time through the open market, or privately negotiated transactions. The company may adopt a Rule 10b5-1 repurchase plan which would allow the company to purchase its shares at times when it ordinarily would not be in the market because of self-imposed trading blackout periods. The number of shares to be purchased and the timing of the purchases will be based on market conditions, share price and other factors. The stock repurchase program does not require the company to repurchase any specific dollar value or number of shares and may be modified, extended or terminated by the board of directors at any time.
For more information on the company please visit: http://corporate.local.com.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 800 partner sites. Local.com owns or manages over 40,000 geo-category domain sites, and over 70,000 small business customers use

Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com